Dreyfus Premier Worldwide Growth Fund, Inc.
                          Registration No. 811-7512

                                 Form N-SAR
                           Response to Item 77 I.
                     [Date of ending period (10/31/99)]


The Fund authorized the issuance of Class T shares, descriptions of which appear in the documents incorporated by reference below:

1. The sections of the Fund's Prospectus under the headings "Expenses," "Account Policies" and "Services for Fund Investors" and the Fund's Statement of Additional Information under the headings "Management Arrangements," "How to Buy Shares," "Distribution Plan and Shareholder Services Plan," "How to Redeem Shares" and "Shareholder Services," incorporated by reference to Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A, filed on September 29, 1999, effective as of September 30, 1999.

2. The Fund's Articles of Incorporation and Articles of Amendment, incorporated by reference to Exhibit (1)(a) of Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A, filed on February 21, 1996 and Exhibit (1)(c) of Post-Effective Amendment No. 5 to the Registration Statement of Form N-1A, filed on March 1, 1997, respectively.

3.  The Fund's Articles Supplementary, incorporated by reference to Exhibit
(a)(2) of Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A, filed on July 28, 1999.

4.  The Fund's Revised Rule 18f-3 Plan, incorporated by reference to Exhibit
(n) of Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A, filed on July 28, 1999.